Exhibit 10.1(6)

atea pharmaceuticals, INC.
2020 INCENTIVE AWARD PLAN

Performance-based restricted STOCK Unit Grant Notice

Capitalized terms not specifically defined in this Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Incentive Award Plan (as amended from time to time, the “Plan”) of Atea Pharmaceuticals, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the performance-based Restricted Stock Units described in this Grant Notice (the “PSUs”), subject to the terms and conditions of the Plan and the Performance-Based Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:	January 31, 2025
Target Number of PSUs:
Performance Period:	February 1, 2025 through January 31, 2028
Vesting Schedule:	The PSUs will vest based on the achievement of vesting conditions set forth in Exhibit A and Exhibit B to this Grant Notice.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

ATEA PHARMACEUTICALS, INC.	PARTICIPANT
By:
Name:
Title:

Exhibit A

Performance-BASED RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.

general
1.1
Award of PSUs and Dividend Equivalents.
(a)
The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.
(b)
The Company hereby grants to Participant, with respect to each PSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable PSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
1.2
Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3
Unsecured Promise. The PSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.

VESTING; forfeiture AND SETTLEMENT
2.1
Vesting; Forfeiture.
(a)
Subject to Sections 2.1(b), (c) and (d) below, the PSUs will become eligible to vest based on the Company’s achievement of the performance metrics set forth on Exhibit B to the Grant Notice (the “Metrics” and such PSUs that become eligible to vest, the “Eligible PSUs”), upon and subject to the determination by the Administrator of the extent to which the Metrics were achieved during the Performance Period (the “Determination”). The number of PSUs that become Eligible PSUs on the Determination will equal (i) the Target Number of PSUs set forth in the Grant Notice multiplied by (ii) the Percentage of PSUs Eligible to Vest as set forth in Exhibit B to the Grant Notice based on the Company’s achievement of the Metrics. The Administrator will make the Determination reasonably promptly following expiration of the Performance Period or, if earlier, a reasonable period of time before the occurrence of a Change in Control during the Performance Period.
(b)
Subject to Section 2.1(d) below, in the event of a Change in Control during the Performance Period, a number of PSUs will become Eligible PSUs and vest upon such Change in Control equal to the greater of (i) the Target Number of PSUs set forth in the Grant Notice and (ii) the actual number of PSUs that would become Eligible PSUs based upon the Administrator’s Determination, in each case, subject to the Participant remaining a Service Provider until such Change in Control and provided, for the avoidance of doubt, that in the case of the foregoing clause (ii), the Administrator’s Determination may in the Administrator’s discretion include any PSUs that the Administrator determines were, as of the date of such Determination, reasonably likely to become Eligible PSUs absent such Change in Control.
(c)
Except as otherwise provided in Section 2.1(b), to the extent any PSUs become Eligible PSUs, such Eligible PSUs will vest in accordance with the schedule set forth on Exhibit B under the heading “Vesting Schedule”.
(d)
Any PSUs that do not become Eligible PSUs as of the Determination will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator. In the event of Participant’s Termination of Service for any reason, all unvested PSUs (including Eligible PSUs) will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the PSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
2.2
Settlement.
(a)
PSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable PSU, but in no event more than sixty (60) days after the PSU’s vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(b)
If a PSU is paid in cash, the amount of cash paid with respect to the PSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date. If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
Article III.

TAXATION AND TAX WITHHOLDING
3.1
Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2
Tax Withholding.
(a)
The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the PSUs or Dividend Equivalents as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award.

(b)
Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
(c)
By accepting this Award, Participant understands and agrees, to (1) sell that number of Shares determined in accordance with this Section 3.2(c) as may be necessary to satisfy all the minimum statutory withholding obligations with respect to any taxable event arising in connection with the PSUs (the “Sell to Cover Election”) and (2) allow the transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to remit the cash proceeds of any such sale(s) to the Company. Furthermore, Participant directs the Company to make a cash payment equal to the minimum statutory tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities.
(d)
Participant hereby appoints the Agent as Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the date the Shares are issued upon the vesting of the PSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (A) the minimum statutory tax withholding obligations incurred with respect to such vesting or issuance and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to Participant’s tax withholding obligations hereunder. Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section 3.2(d). Participant understands that the Agent may effect sales as provided in this Section 3.2(d) in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Shares as provided by this Section 3.2(d) due to a legal or contractual restriction applicable to Participant or the Agent, a market disruption, or rules governing order execution priority on the national exchange where the Shares may be traded. Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by this Section 3.2(d). In the event of the Agent’s inability to sell Shares, Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld. Participant acknowledges that regardless of any other term or condition of this Section 3.2(d), the Agent will not be liable to Participant for special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control. Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of Sections 3.2(c) and (d). The Agent is a third-party beneficiary of this Section 3.2(d). Sections 3.2(c) and (d) shall terminate on the date on which all tax withholding obligations arising in connection with the Award have been satisfied.
Article IV.

other provisions
4.1
Adjustments. Participant acknowledges that the PSUs, the Shares subject to the PSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. In addition, if the Board determines that due to an unusual, extraordinary or nonrecurring transaction or event materially affecting the PSUs, an adjustment in the Metrics is necessary or appropriate to avoid the dilution or enlargement of the benefits or potential benefits intended to be made available under the PSUs, the Board may adjust the Metrics in such a manner as the Board determines in good faith to be equitable to reflect such transactions or events.
4.2
Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.3
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.4
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.5
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the PSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.7
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.8
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.9
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
4.10
Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.11
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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